EXHIBIT 4.6

                          IMAGISTICS INTERNATIONAL INC.
                              SHARE INCENTIVE PLAN





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                                                                     EXHIBIT 4.6










                          IMAGISTICS INTERNATIONAL INC.
                              SHARE INCENTIVE PLAN




















      ADOPTED BY THE BOARD OF DIRECTORS OF THE COMPANY ON 10 DECEMBER 2002
                  APPROVED BY THE INLAND REVENUE ON MAY 14 2003









                             {logo] LAWRENCE GRAHAM


                                Ref: EJS/P2964/12


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                   RULES OF THE IMAGISTICS INTERNATIONAL INC.

                              SHARE INCENTIVE PLAN





1.           DEFINITIONS
2.           PURPOSE OF THE PLAN
3.           ELIGIBILITY OF INDIVIDUALS
4.           PARTICIPATION ON SAME TERMS
5.           FREE SHARES
6.           PARTNERSHIP SHARES
7.           MATCHING SHARES
8.           DIVIDEND SHARES
9.           COMPANY RECONSTRUCTIONS
10.          RIGHTS ISSUES







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1.       DEFINITIONS

1.1      The following words and expressions have the following meanings:


         "ACCUMULATION PERIOD"                in relation to Partnership Shares, the period during
                                              which the Trustees accumulate a Qualifying Employee's
                                              Partnership Share Money before acquiring Partnership
                                              Shares or repaying it to the employee.

         "ACQUISITION DATE"                   (a) in relation to Partnership Shares, where there is
                                              no Accumulation Period, the meaning given by paragraph
                                              40(2) of the Schedule

                                              (b) in relation to Partnership Shares, where there is
                                              an Accumulation Period, the meaning given by paragraph
                                              42(3) of the Schedule; and

                                              (c) in relation to Dividend Shares, the meaning given
                                              by paragraph 56(3) of the Schedule

         "ASSOCIATED COMPANY"                 the same meaning as in section 416 of ICTA 1988

         "AWARD DATE"                         in relation to Free Shares or Matching Shares, the
                                              date on which such Shares are awarded

         "AWARD"                              (a)  in relation to Free Shares and Matching Shares,
                                                   the appropriation of Free Shares and Matching
                                                   Shares in accordance with the Plan; and

                                              (b)  in relation to Partnership Shares, the
                                                   acquisition of Partnership Shares on behalf of
                                                   Qualifying Employees in accordance with the Plan

         "CAPITAL RECEIPT"                    the same meaning as in paragraph 79 of the Schedule

         "CLOSE COMPANY"                      the same meaning as in section 414 of ICTA 1988

         "THE COMPANY"                        IMAGISTICS INTERNATIONAL INC.

         "CONNECTED COMPANY"                  the same meaning as in paragraph 16(4) of the Schedule

         "CONTROL"                            the same meaning as in section 840 of ICTA 1988

         "DEALING DAY"                        a day on which the Stock Exchange is open for the
                                              transaction of business

         "THE DEED"                           The trust deed relating to THE IMAGISTICS INTERNATIONAL
                                              INC. SHARE INCENTIVE PLAN dated 17 April 2003

         "DIRECTORS"                          the board of directors of the Company or a duly
                                              authorised committee to which authority has been
                                              properly delegated (as appropriate)

         "DIVIDEND SHARES"                    Shares acquired on behalf of a Participant from
                                              reinvestment of dividends under Part D of the Plan and
                                              which are subject to the Plan

         "FREE SHARE AGREEMENT"               an agreement in the terms set out in Appendix A

         "FREE SHARES"                        Shares awarded under Part A of the Plan which are
                                              subject to the Plan

         "GROUP PLAN"                         the Plan as established by IMAGISTICS INTERNATIONAL
                                              INC. and extending to its Subsidiaries which are
                                              Participating Companies

         "HOLDING PERIOD"                     (a) in relation to Free Shares, the period specified
                                              by the Company as mentioned in Rule 5.12;

                                              (b) in relation to Matching Shares, the period
                                              specified by the Company as mentioned in Rule 7.5;

                                              (c) in relation to Dividend Shares, the period of 3
                                              years from the Acquisition Date;

         "ICTA 1988"                          the Income and Corporation Taxes Act 1988

         "INITIAL MARKET VALUE"               the Market Value of a Share on an Award Date. Where
                                              the Share is subject to a restriction or risk of
                                              forfeiture, the Market Value shall be determined
                                              without reference to that restriction or risk

         "MARKET VALUE"                       (a) if at the relevant time the Shares are admitted to
                                              the Stock Exchange an amount equal to the mean average
                                              of the high and low price of a Share as derived from
                                              the Stock Exchange on that day.

                                              (b) if paragraph (a) does not apply or the Shares have
                                              been admitted to the Stock Exchange for less than five
                                              Dealing Days the Market Value of a Share shall be
                                              determined in accordance with the provisions of Part
                                              VIII of the Taxation of Chargeable Gains Act 1992 and
                                              agreed for the purposes of the Plan with the Inland
                                              Revenue Shares Valuation on or before that day

         "MATCHING SHARES"                    Shares awarded under Part C of the Plan and which are
                                              subject to the Plan

         "MATERIAL INTEREST"                  the same meaning as in paragraph 15 of the Schedule

         "NICS"                               National Insurance Contributions

         "PARTICIPANT"                        an individual who has received under the Plan an Award
                                              of Free Shares, Matching Shares or Partnership Shares
                                              or on whose behalf Dividend Shares have been acquired

         "PARTICIPATING COMPANY"              the Company and such of its Subsidiaries as have
                                              executed deeds of adherence to the Plan under clause
                                              16 of the Trust Deed

         "PARTNERSHIP SHARES"                 Shares awarded under Part B of the Plan and which are
                                              subject to the Plan

         "PARTNERSHIP SHARE                   an agreement in the terms set out in Appendix B
         AGREEMENT"

         "PARTNERSHIP SHARE MONEY"            money deducted from a Qualifying Employee's Salary
                                              pursuant to a Partnership Share Agreement and held by
                                              the Trustees to acquire Partnership Shares or to be
                                              returned to such a person

         "PERFORMANCE ALLOWANCES"             the criteria for an Award of Free Shares where:

                                              (a)  whether Shares are awarded; or

                                              (b) the number or value of Shares awarded is
                                              conditional on performance targets being met

         "THE PLAN"                           THE IMAGISTICS INTERNATIONAL INC. SHARE INCENTIVE PLAN

         "PLAN SHARES"                        (a) Free Shares, Matching Shares or Partnership Shares
                                              awarded to Participants;

                                              (b) Dividend Shares acquired on behalf of
                                              Participants; and

                                              (c) shares in relation to which paragraph 115(5)
                                              (company reconstructions: new shares) of the Schedule
                                              applies

                                              that remain subject to the Plan

         "PLAN TERMINATION NOTICE"            a notice issued under paragraph 120 of the Schedule

         "PROFIT SHARING SCHEME"              a profit-sharing scheme approved by the Board of
                                              Inland Revenue under Schedule 9 of ICTA 1988

         "QUALIFYING COMPANY"                 the same meaning as in paragraph 14 of the Schedule

         "QUALIFYING CORPORATE BOND"          the same meaning as in section 117 of the Taxation of
                                              Chargeable Gains Act 1992

         "QUALIFYING EMPLOYEE"                an employee who must be invited to participate in an
                                              award in accordance with Rule 3.5 and any employee who
                                              the Company has invited in accordance with Rule 3.6

         "QUALIFYING PERIOD"                  (a) in the case of Free Shares 3 months before the
                                              Award is made or such shorter period as the Directors
                                              may determine provided that such period will apply
                                              equally to all Qualifying Employees at that time.

                                              (b) in the case of Partnership Shares and Matching
                                              Shares where there is an Accumulation Period 3 months
                                              before the start of the Accumulation Period or such
                                              shorter period as the Directors may determine provided
                                              that such period will apply equally to all Qualifying
                                              Employees at that time.

                                              (c) in the case of Partnership Shares and Matching
                                              Shares where there is no Accumulation Period 3 months
                                              before the deduction of Partnership Share Money
                                              relating to the Award or such shorter period as the
                                              Directors may determine provided that such period will
                                              apply equally to all Qualifying Employees at that
                                              time.

         "REDUNDANCY"                         the same meaning as in the Employment Rights Act 1996

         "RELEVANT EMPLOYMENT"                employment by the Company or any Associated Company

         "RETIREMENT AGE"                     age 60

         "SALARY"                             the same meaning as in paragraph 48 of the Schedule

         "THE SCHEDULE"                       Schedule 8 to the Finance Act 2000 (as amended)

         "SHARES"                             ordinary shares in the capital of the Company which
                                              comply with the conditions set out in paragraph 59 of
                                              the Schedule

         "THE STOCK EXCHANGE"                 the New York Stock Exchange Inc

         "SUBSIDIARY"                         any company which is for the time being under the
                                              Control of the Company

         "TAX YEAR"                           a year beginning on 6 April and ending on the
                                              following 5 April

         "THE TRUSTEES"                       the trustees or trustee of the Plan

         "THE TRUST FUND"                     all assets transferred to the Trustees to be held on
                                              the terms of the Trust Deed and the assets from time
                                              to time representing such assets, including any
                                              accumulations of income

         "THE TRUST PERIOD"                   the period of 80 years beginning with the date of the
                                              Deed

1.2      References to any Act, or Part, Chapter, or section (including ICTA
         1988) shall include any statutory modification, amendment or re-enactment of that Act, for the time being in force.

1.3 Words of the feminine gender shall include the masculine and vice versa and words in the singular shall include the plural and vice versa unless, in either case, the context otherwise requires or it is otherwise stated.

2.       PURPOSE OF THE PLAN

         The purpose of the Plan is to enable employees of Participating Companies to acquire shares in a company which give them a continuing stake in that company.

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3.       ELIGIBILITY OF INDIVIDUALS

3.1 Subject to rule 3.4, individuals are eligible to participate in an Award only if:

         3.1.1   they are employees of a Participating Company;

         3.1.2 they have been employees of a Qualifying Company at all times during any Qualifying Period;

         3.1.3 they are eligible on the date(s) set out in paragraph 13(1) of the Schedule; and

         3.1.4 they do not fail to be eligible under either or both Rules 3.2 or 3.3

3.2 Individuals are not eligible to participate in an Award of Shares if they have, or within the preceding twelve months have had, a Material Interest in:

         3.2.1 a Close Company whose Shares may be appropriated or acquired under the Plan; or

         3.2.2 a company which has Control of such a company or is a member of a consortium which owns such a company.

3.3 Individuals are not eligible to participate in an Award of Free Shares in any Tax Year if in that Tax Year:

         3.3.1 they have been awarded shares under a Profit-Sharing Scheme established by the Company or a Connected Company, or are to be awarded such shares at the same time; or

         3.3.2 they have received (or are to receive at the same time) an award under another plan established by the Company or a Connected Company and approved under the Schedule, or if they would have received such an award but for their failure to meet a performance target (see Rule 5.5).

3.4 Individuals are not eligible to participate in an Award of Partnership Shares or Matching Shares in any Tax Year if in that Tax Year they have received (or are to receive at the same time) an award under another plan established by the Company or a Connected Company (as defined in paragraph 16(4) of the Schedule) and approved under the Schedule, or if they would have received such an award but for their failure to meet a performance target (see Rule 5.5).




         EMPLOYEES WHO MUST BE INVITED TO PARTICIPATE IN AWARDS

3.5 Individuals shall be eligible to receive an Award of shares under the Plan if they meet the requirements in Rule 3.1 and are chargeable to income tax in respect of their employment under Case I of Schedule E.

         In this case they shall be invited to participate in any Awards of Free Shares, Partnership Shares or Matching Shares, and acquisitions of Dividend Shares, as are set out in the Plan.

         EMPLOYEES WHO MAY BE INVITED TO PARTICIPATE IN AWARDS

3.6 The Directors may also invite any employee who meets the requirements in Rule 3.1 to participate in any Award of Free Shares, Partnership Shares or Matching Shares, and the acquisition of Dividend Shares as are set out in the Plan.

4.       PARTICIPATION ON SAME TERMS

4.1 Every Qualifying Employee shall be invited to participate in an Award on the same terms. All who do participate in an Award shall do so on the same terms.

4.2 The Trustees (with the prior consent of the Directors) may make an Award of Free Shares to Qualifying Employees by reference to their remuneration, length of service or hours worked.

4.3 The Trustees (with the prior consent of the Directors) may make an Award of Free Shares to Qualifying Employees by reference to Performance Allowances as set out in Rule 5.5.

                                     PART A

5.       FREE SHARES

5.1 The Trustees, acting with the prior consent of the Directors, may from time to time award Free Shares to Qualifying Employees.

5.2 Every Qualifying Employee shall enter into an agreement with the Company (a "Free Share Agreement") in the terms of the draft in Appendix A to these Rules.

5.3 The number of Free Shares to be awarded by the Trustees to each Qualifying Employee on an Award Date shall be determined by the Directors in accordance with this Rule.

         MAXIMUM ANNUAL AWARD

5.4 The Initial Market Value of the Shares awarded to a Qualifying Employee in any Tax Year shall not exceed [pound]3,000.

         ALLOCATION OF FREE SHARES BY REFERENCE TO PERFORMANCE

5.5 The Directors may stipulate (at their discretion) that the number of Free Shares (if any) to be awarded to each Qualifying Employee on a given Award Date shall be determined by reference to Performance Allowances.

5.6 If Performance Allowances are used, they shall apply to all Qualifying Employees.

5.7 Performance Allowances shall be determined by reference to such fair and objective criteria (performance targets) relating to business results as the Directors shall determine over such period as the Directors shall specify provided that:

         5.7.1 performance targets must be set for performance units of one or more employees; and

         5.7.2 for the purposes of an Award of Free Shares an employee must not be a member of more than one performance unit.

5.8 Where the Directors decide to use Performance Allowances they shall, as soon as reasonably practicable:

         5.8.1 notify each employee participating in the Award of the performance targets and measures which, under the Plan, shall be used to determine the number or value of Free Shares awarded to him; and

         5.8.2 notify all Qualifying Employees of the Company or, in the case of a Group Plan, of any Participating Company, in general terms, of the performance targets and measures to be used to determine the number or value of Free Shares to be awarded to each Participant in the Award

         5.9 The Directors shall determine the number of Free Shares (if any) to be awarded to each Qualifying Employee by reference to performance using Method 1 or Method 2 below. The same method shall be used for all Qualifying Employees for each Award.

         PERFORMANCE ALLOWANCES: METHOD 1

5.10     By this method:

         5.10.1 at least 20% of Free Shares awarded in any performance period shall be awarded without reference to performance;

         5.10.2 the remaining Free Shares shall be awarded by reference to performance; and

         5.10.3 the highest Award made to an individual by reference to performance in any period shall be no more than four times the highest Award to an individual without reference to performance.

         If this Method is used:

         5.10.4 the Free Shares awarded without reference to performance (paragraph 5.10.1 above) shall be awarded on the same terms mentioned in Rule 4; and

         5.10.5  the Free Shares awarded by reference to performance (paragraph
                 5.10.2 above) need not be allocated on the same terms mentioned in Rule 4.

         PERFORMANCE ALLOWANCES: METHOD 2

5.11     By this method:

         5.11.1 some or all Free Shares shall be awarded by reference to performance;

         5.11.2 the Award of Free Shares to Qualifying Employees who are members of the same performance unit shall be made on the same terms, as mentioned in Rule 4; and

         5.11.3 Free Shares awarded for each performance unit shall be treated as separate Awards.

         HOLDING PERIOD FOR FREE SHARES

5.12 The Directors shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Free Share Agreement.

5.13 The Holding Period shall, in relation to each Award, be a specified period of not less than 3 years nor more than 5 years, beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Free Shares already awarded under the Plan.

5.14     A Participant may during the Holding Period direct the Trustees:

         5.14.1 to accept an offer for any of their Free Shares if the acceptance or agreement shall result in a new holding being equated with those shares for the purposes of capital gains tax; or

         5.14.2 to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Free Shares if the offer forms part of such a general offer as is mentioned in paragraph 5.14.3; or

         5.14.3 to accept an offer of cash, with or without other assets, for their Free Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their shares, or to holders of shares in the same company and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 ICTA 1988; or

         5.14.4 to agree to a transaction affecting their Free Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

                 5.14.4.1 all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

                 5.14.4.2 all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

                                     PART B

6.       PARTNERSHIP SHARES

6.1 The Directors may at any time invite every Qualifying Employee to enter into an agreement with the Company (a "Partnership Share Agreement") in the terms of the draft in Appendix B to these Rules.

6.2 Partnership Shares shall not be subject to any provision under which they may be forfeit.

         MAXIMUM AMOUNT OF DEDUCTIONS

6.3 The amount of Partnership Share Money deducted from an employee's Salary shall not exceed [pound]125 in any month. If the Salary is not paid monthly, the [pound]125 limit shall be calculated proportionately.

6.4 The amount of Partnership Share Money deducted from an employee's Salary over an Accumulation Period shall not exceed 10% of the total of the payments of Salary made to such employee over that Accumulation Period or if there is no Accumulation Period, 10% of the Salary payment from which the deduction is made.

6.5 Any amount deducted in excess of that allowed by Rule 6.3 or 6.4 shall be paid over to the employee, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

         MINIMUM AMOUNT OF DEDUCTIONS

6.6 The minimum amount to be deducted under the Partnership Share Agreement in any month shall be the same in relation to all Partnership Share Agreements entered into in response to invitations issued on the same occasion. It shall not be greater than [pound]10.

         NOTICE OF POSSIBLE EFFECT OF DEDUCTIONS ON BENEFIT ENTITLEMENT

6.7 Every Partnership Share Agreement shall contain a notice under paragraph 38 of the Schedule.

         RESTRICTION IMPOSED ON NUMBER OF SHARES AWARDED

6.8 The Directors may specify the maximum number of Shares to be included in an Award of Partnership Shares.

6.9 The Partnership Share Agreement shall contain an undertaking by the Directors to notify each Qualifying Employee of any restriction on the number of Shares to be included in an Award.

6.10     The notification in Rule 6.9 above shall be given:

         6.10.1 if there is no Accumulation Period, before the deduction of the Partnership Share Money relating to the Award; and

         6.10.2 if there is an Accumulation Period, before the beginning of the Accumulation Period relating to the Award.

         PLAN WITH NO ACCUMULATION PERIOD

6.11 The Trustees shall acquire Shares on behalf of the Qualifying Employee using the Partnership Share Money. The Trustees shall acquire the Shares on the Acquisition Date. The number of Shares awarded to each employee shall be determined in accordance with the Market Value of the Shares on that date.

         PLAN WITH ACCUMULATION PERIOD

6.12 If there is an Accumulation Period, the Trustees shall acquire Shares on behalf of the Qualifying Employee, on the Acquisition Date, using the Partnership Share Money.

6.13 The number of Shares acquired on behalf of each Participant shall be determined by reference to the lower of:

         6.13.1 the Market Value of the Shares at the beginning of the Accumulation Period; and

         6.13.2  the Market Value of the Shares on the Acquisition Date.

6.14 If a transaction occurs during an Accumulation Period which results in a new holding of shares being equated for the purposes of capital gains tax with any of the Shares to be acquired under the Partnership Share Agreement, the Qualifying Employee may agree that the Partnership Share Agreement shall have effect after the time of that transaction as if it were an agreement for the purchase of shares comprised in the new holding.

         SURPLUS PARTNERSHIP SHARE MONEY

6.15 Any surplus Partnership Share Money remaining after the acquisition of Shares by the Trustees:

         6.15.1 may, with the agreement of the Participant, be carried forward to the next Accumulation Period or the next deduction (as appropriate); and

         6.15.2 in any other case, shall be paid over to the Participant, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

         SCALING DOWN

6.16 If the Company receives applications for Partnership Shares exceeding the Award maximum determined in accordance with Rule 6.8 then the following steps shall be taken in sequence until the excess is eliminated.

         Step 1. the excess of the monthly deduction chosen by each applicant over [pound]10 shall be reduced pro rata;


         Step 2. all monthly deductions shall be reduced to [pound]10;


         Step 3. applications shall be selected by lot, each based on a monthly deduction of [pound]10.

         Each application shall be deemed to have been modified or withdrawn in accordance with the foregoing provisions, and each employee who has applied for Partnership Shares shall be notified of the change.

         WITHDRAWAL FROM PARTNERSHIP SHARE AGREEMENT

6.17 An employee may withdraw from a Partnership Share Agreement at any time by notice in writing to the Directors. Unless a later date is specified in the notice, such a notice shall take effect 30 days after the Directors receive it. Any Partnership Share Money then held on behalf of an employee shall be paid over to that employee as soon as practicable. This payment shall be subject to income tax under PAYE and NICs.

         REPAYMENT OF PARTNERSHIP SHARE MONEY ON WITHDRAWAL OF APPROVAL OR TERMINATION

6.18 If approval to the Plan is withdrawn or a Plan Termination Notice is issued in respect of the Plan, any Partnership Share Money held on behalf of employees shall be repaid to them as soon as practicable, subject to deduction of income tax under PAYE, and NICs.

                                     PART C

7.       MATCHING SHARES

7.1 The Partnership Share Agreement sets out the basis on which a Participant is entitled to Matching Shares in accordance with this Part of the Rules

         GENERAL REQUIREMENTS FOR MATCHING SHARES

7.2      Matching Shares shall:

         7.2.1 be Shares of the same class and carrying the same rights as the Partnership Shares to which they relate;

         7.2.2 subject to Rule 7.4, be awarded on the same day as the Partnership Shares to which they relate are acquired on behalf of the Participant; and

         7.2.3 be awarded to all Participants on exactly the same basis.


         RATIO OF MATCHING SHARES TO PARTNERSHIP SHARES

7.3 The Partnership Share Agreement shall specify the ratio of Matching Shares to Partnership Shares for the time being offered by the Company and that ratio shall not exceed 2:1. The Directors may vary the ratio before Partnership Shares are acquired. Employees shall be notified of the terms of any such variation before the Partnership Shares are awarded under the Partnership Share Agreement.

7.4 If the Partnership Shares on that day are not sufficient to produce a Matching Share, the match shall be made when sufficient Partnership Shares have been acquired to allow at least one Matching Share to be appropriated.

         HOLDING PERIOD FOR MATCHING SHARES

7.5 The Directors shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Partnership Share Agreement.

7.6 The Holding Period shall, in relation to each Award, be a specified period of not less than 3 years nor more than 5 years, beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Matching Shares awarded under the Plan.

7.7      A Participant may during the Holding Period direct the Trustees:

         7.7.1 to accept an offer for any of their Matching Shares if the acceptance or agreement shall result in a new holding being equated with those original Shares for the purposes of capital gains tax; or

         7.7.2 to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Matching Shares if the offer forms part of such a general offer as is mentioned in paragraph 7.7.3; or

         7.7.3 to accept an offer of cash, with or without other assets, for their Matching Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their Shares or to the holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 of ICTA 1988; or

         7.7.4 to agree to a transaction affecting their Matching Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

                 7.7.4.1.1 all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

                 7.7.4.1.2 all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

                                     PART D

8.       DIVIDEND SHARES

         REINVESTMENT OF CASH DIVIDENDS

8.1 The Free Share Agreement or Partnership Share Agreement, as appropriate, shall set out the rights and obligations of Participants receiving Dividend Shares under the Plan.

8.2 The Directors may direct that any cash dividend in respect of Plan Shares held on behalf of Participants may be applied in acquiring further Plan Shares on their behalf.

8.3      Dividend Shares shall be Shares:

         8.3.1 of the same class and carrying the same rights as the Shares in respect of which the dividend is paid; and

         8.3.2   which are not subject to any provision for forfeiture.

8.4      The Directors may decide to:

         8.4.1 apply all Participants' dividends, up to the limit specified in Rule 8.6, to acquire Dividend Shares;

         8.4.2   to pay all dividends in cash to all Participants; or

         8.4.3 to offer Participants the choice of either 8.4.1 or 8.4.2 above.

8.5 The Directors may revoke any direction for reinvestment of cash dividends.

8.6 The amount applied by the Trustees in acquiring Dividend Shares shall not exceed [pound]1,500 in each Tax Year. For the purposes of this Rule, the Dividend Shares are those acquired under this Plan and those acquired under any other plan approved under the Schedule. In exercising their powers in relation to the acquisition of Dividend Shares the Trustees and the Directors must treat Participants fairly and equally.

8.7 If the amounts received by the Trustees exceed the limit in Rule 8.6, the balance shall be paid to the Participant as soon as practicable.

8.8 The Trustees shall (if appropriate) apply all the cash dividend to acquire Shares on behalf of the Participant on the Acquisition Date. The number of Dividend Shares acquired on behalf of each Participant shall be determined by the Market Value of the Shares on the Acquisition Date.

         CERTAIN AMOUNTS NOT REINVESTED TO BE CARRIED FORWARD

8.9      Subject to Rule 8.7, any amount that is not reinvested:

         8.9.1 because the amount of the cash dividend is insufficient to acquire a Share; or

         8.9.2 because there is an amount remaining after acquiring the Dividend Shares;

         8.9.3 may be retained by the Trustees and carried forward to be added to the amount of the next cash dividend to be reinvested.

8.10 If, during the period of three years beginning with the date on which the dividend was paid:

         8.10.1  it is not reinvested; or

         8.10.2  the Participant ceases to be in Relevant Employment; or

         8.10.3  a Plan Termination Notice is issued

         the amount shall be repaid to the Participant as soon as practicable. On making such a payment, the Participant shall be provided with the information specified in paragraph 90 of the Schedule.

         HOLDING PERIOD FOR DIVIDEND SHARES

8.11 The Holding Period shall be a period of 3 years, beginning with the Acquisition Date.

8.12     A Participant may during the Holding Period direct the Trustees:

         8.12.1 to accept an offer for any of their Dividend Shares if the acceptance or agreement shall result in a new holding being equated with those shares for the purposes of capital gains tax; or

         8.12.2 to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Dividend Shares if the offer forms part of such a general offer as is mentioned in paragraph 8.12.3; or

         8.12.3 to accept an offer of cash, with or without other assets, for their Dividend Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their shares or to holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 of ICTA 1988; or

         8.12.4 to agree to a transaction affecting their Dividend Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

                 8.12.4.1.1 all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

                 8.12.4.1.2 all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

8.13 Where a Participant is charged to tax in the event of their Dividend Shares ceasing to be subject to the Plan, they shall be provided with the information specified in paragraph 93(4) of the Schedule.

9.       COMPANY RECONSTRUCTIONS

9.1 The following provisions of this Rule apply if there occurs in relation to any of a Participant's Plan Shares (referred to in this Rule as "the Original Holding"):

         9.1.1 a transaction which results in a new holding (referred to in this Rule as "the New Holding") being equated with the Original Holding for the purposes of capital gains tax; or

         9.1.2 a transaction which would have that result but for the fact that what would be the new holding consists of or includes a Qualifying Corporate Bond.

9.2 If an issue of shares of any of the following description (in respect of which a charge to income tax arises) is made as part of a company reconstruction, those shares shall be treated for the purposes of this Rule as not forming part of the New Holding:

         9.2.1 redeemable shares or securities issued as mentioned in section 209(2)(c) of ICTA 1988;

         9.2.2 share capital issued in circumstances such that section 210(1) of ICTA 1988 applies; or

         9.2.3   share capital to which section 249 of ICTA 1988 applies.

9.3      In this Rule:

         "Corresponding Shares" in relation to any New Shares, means the Shares in respect of which the New Shares are issued or which the New Shares otherwise represent;

         "New Shares" means shares comprised in the New Holding which were issued in respect of, or otherwise represent, shares comprised in the Original Holding.

9.4 Subject to the following provisions of this Rule, references in this Plan to a Participant's Plan Shares shall be respectively construed, after the time of the company reconstruction, as being or, as the case may be, as including references to any New Shares.

9.5      For the purposes of the Plan:

         9.5.1 a company reconstruction shall be treated as not involving a disposal of Shares comprised in the Original Holding; and

         9.5.2 the date on which any New Shares are to be treated as having been appropriated to or acquired on behalf of the Participant shall be that on which Corresponding Shares were so appropriated or acquired.

9.6 In the context of a New Holding, any reference in this Rule to shares includes securities and rights of any description which form part of the New Holding for the purposes of Chapter II of Part IV of the Taxation of Chargeable Gains Act 1992.

10.      RIGHTS ISSUES

10.1 Any shares or securities allotted under clause 12 of the Trust Deed shall be treated as Plan Shares identical to the shares in respect of which the rights were conferred. They shall be treated as if they were awarded to or acquired on behalf of the Participant under the Plan in the same way and at the same time as those shares.

10.2     Rule 10.1 does not apply:

         10.2.1 to shares and securities allotted as the result of taking up a rights issue where the funds to exercise those rights were obtained otherwise than by virtue of the Trustees disposing of rights in accordance with this rule; or

         10.2.2 where the rights to a share issue attributed to Plan Shares are different from the rights attributed to other ordinary shares of the company.

APPENDIX A

              THE IMAGISTICS INTERNATIONAL INC. ALL EMPLOYEE SHARE
               OWNERSHIP PLAN ("THE PLAN"): FREE SHARE AGREEMENT

          PLEASE USE BLOCK CAPITALS AND READ THE WHOLE OF THE AGREEMENT
                              BEFORE SIGNING BELOW

THIS AGREEMENT IS BETWEEN:

---------------------------------------------------------------------------------------------------------------------
             PARTICIPANT ("THE PARTICIPANT")                                COMPANY ("THE COMPANY")
Name:                                                       Name: Imagistics International Inc.
Home Address:                                               Registered Address: Trust Corporation Centre, 1209
                                                            Orange Street, City of Wilmington, County of New
                                                            Castle, Delaware, USA
Payroll Number:                                             Registered number: [                   ]
---------------------------------------------------------------------------------------------------------------------

THIS AGREEMENT SETS OUT THE TERMS ON WHICH THE PARTICIPANT AGREES TO TAKE PART UNDER THE TERMS OF THE PLAN AND IS SUBJECT TO THE RULES OF THE PLAN. THE DEFINITIONS IN THE PLAN RULES APPLY TO THIS AGREEMENT:

PARTICIPANT
1. I agree to accept the Free Shares in Imagistics International Inc. awarded to me under the Plan.
2. I agree to leave the Free Shares in the hands of the Trustees, and not to assign, charge or otherwise dispose of my beneficial interest in the shares for the whole of the Holding Period [insert number of years being not less than 3 and not more than 5].
3. [I agree that all dividends paid on my shares will be paid to me by the Trustees but I may have to pay income tax on the amount I receive.] or [I agree that all dividends paid on my shares will be used by the Trustees to buy more shares in Imagistics International Inc. for me and according to the Rules of the Plan.] I agree to accept the Dividend Shares bought for me and to leave them in the hands of the Trustees and not to assign, charge or otherwise dispose of my beneficial interest in the shares for the whole of the Holding Period of three years.
4. I have read this agreement and agree to be bound by it and by the rules of the Plan.

COMPANY

5. The Company agrees to arrange for shares in Imagistics International Inc. to be awarded and bought for me, according to the rules of the Plan.
6. The Company agrees that every Qualifying Employee shall be invited to participate in an Award on the same terms.

7. The Trustees (with the consent of the Directors) may make an Award of Free Shares to Qualifying Employees by reference to their remuneration, length of service or hours worked or by reference to Performance Allowances as set out in Rules 5.5 to 5.11 of the Plan Rules.

Signature: ________________________________           Date:   ___ / ___ / _____






Signed by IMAGISTICS INTERNATIONAL INC.               Date:   ___ / ___ /_____


By the signatures of two directors
Or a director and the Secretary

RIGHTS AND OBLIGATIONS

1. I agree that taking part in the Plan does not affect my rights, entitlements and obligations under my contract of employment, and does not give me any rights or additional rights to compensation or damages if my employment ceases.

2. I may ask the Trustees for my Free Shares at any time after the end of the Holding Period, but I may have to pay income tax and National Insurance Contributions when they are taken out of the Plan.

3. I agree to allow the Trustees to sell some or all of my shares to pay any income tax and National Insurance Contributions in respect of my shares ceasing to be subject to the Plan, unless I provide them in advance with sufficient funds to pay these amounts.

4. If there is a rights issue, I agree to allow the Trustees to sell some of the rights attached to my shares in the Plan, to exercise the rights attached to other shares held by me in the Plan.

5.   I can at any time withdraw from this agreement, by writing to my employer.

6. I agree that withdrawal from this agreement will not affect the terms on which I agreed to accept any shares that have already been awarded to or bought for me under the terms of the Plan.

7.  I understand that my obligations during the Holding Period will end:
a) if I cease to be in Relevant Employment, and this may lead to forfeiture of the Free Shares;
b) if the Company terminates the Plan in accordance with Clause 23 of the Deed and I have consented to the transfer of the Shares to me.

8.  I understand that my obligations under the Holding Period are subject to:
a)  the right of the Trustees to sell my shares to meet PAYE obligations;
b) the Trustees accepting at my direction an offer for my shares in accordance with the Plan.

9. I will lose my Free Shares if I cease to be in Relevant Employment within [insert time not exceeding 3 years] from the date of the Award, UNLESS THE EMPLOYMENT CEASED FOR ONE OF THE FOLLOWING REASONS:
      (a)  injury or disability
      (b)  redundancy
      (c) transfer of employment to which the Transfer of Undertaking (Protection of Employment) Regulations 1981 apply
      (d)  retirement on or after reaching Retirement Age
      (e)  death.
      (f) change of control or other circumstances ending the associated status of the employer company.

DIVIDEND REINVESTMENT

10. [Cash dividends will be paid to me but I may have to pay income tax on the amount I receive.] or [cash dividends will be used to buy more shares (Dividend Shares) for me.

11. Any amount over [pound]1,500 in each tax year will be paid to me]. or [12. Any amount not used to buy shares shall be carried forward and added to the next cash dividend to be reinvested.]

APPENDIX B

                IMAGISTICS INTERNATIONAL INC. ALL-EMPLOYEE SHARE
            OWNERSHIP PLAN ("THE PLAN"): PARTNERSHIP SHARE AGREEMENT

THIS AGREEMENT IS BETWEEN:

----------------------------------------------------------------------------------------------------------------------
    PARTICIPANT ("THE PARTICIPANT")             COMPANY ("THE COMPANY")               Trustees ("the Trustees")
---------------------------------------- -------------------------------------- --------------------------------------
Name:                                    Name: Imagistics International Inc.    Name: Barclays Bank Trust Company
Home Address:                            Registered Address: Trust              Limited
                                         Corporation Centre, 1209 Orange        Registered Address: 54 Lombard
Payroll Number:                          Street, City of Wilmington, County     Street, London EC3P 3AH
                                         of New Castle, Delaware, USA
                                         Registered Number: [             ]
----------------------------------------------------------------------------------------------------------------------

THIS AGREEMENT SETS OUT THE TERMS ON WHICH THE PARTICIPANT AGREES TO BUY SHARES UNDER THE TERMS OF THE PLAN AND IS SUBJECT TO THE RULES OF THE PLAN. THE DEFINITIONS IN THE PLAN RULES APPLY TO THIS AGREEMENT:

NOTICE TO PARTICIPANT ABOUT POSSIBLE EFFECT ON BENEFITS

Deductions from your pay to buy Partnership Shares under this agreement may affect your entitlement to, or the level of, some contributory social security benefits, statutory maternity pay and statutory sick pay. They may also have a similar effect in respect of some contributory social security benefits paid to your wife or husband. With this agreement you should have been given information on the effect of deductions from your pay to buy Partnership Shares on entitlement to social security benefits, statutory sick pay and statutory maternity pay. The effect is particularly significant if your earnings are brought below the lower earnings limit for National Insurance purposes, and is explained in the information: it is therefore important that you read it. If you have not been given a copy, ask your employer for it. Otherwise a copy may be obtained from any office of the Inland Revenue, the Department of Social Security, or, in Northern Ireland, the Department for Social Development. You should take the information you have been given into account in deciding whether to buy partnership shares.

                                   -----------          -------------------------------------------
                                     [POUND]              Insert amount between [[pound]10] and
                                                          [pound]15 [per month] and not more than
                                                          10% of my salary
                                   -----------          -------------------------------------------

PARTICIPANT

1. I agree to allow my employer to deduct the following amount per [insert period] from my Salary:

2. I agree that these deductions will be used to buy Partnership Shares in Imagistics International Inc. for me.
    I agree that the Trustees will accumulate my deductions from [Company to specify beginning and end of Accumulation Period] and buy Partnership Shares in Imagistics International Inc. for me after the end of the Accumulation Period.
3. I agree to accept Matching Shares in Imagistics International Inc. awarded to me under the Plan and leave them in the hands of the Trustees, and not to assign, charge or otherwise dispose of my beneficial interest in the shares for the whole of the Holding Period of [insert time-not less than 3 and not more than 5 years].
4. [I agree that all dividends paid on my shares will be paid to me by the Trustees and that I may be subject to income tax on the amount I receive.] or [I agree that all dividends paid on my shares will be used by the Trustee to buy more shares in Imagistics International Inc. for me and accordingly to the Rules of the Plan. I agree to accept the Dividend Shares bought for me and to leave them in the hands of the Trustees and not to assign, charge or otherwise dispose of my beneficial interest in the shares for the whole of the Holding Period of 3 years].
5.  I understand that shares may fall in value as well as rise.
6. I have read this agreement and agree to be bound by it and by the rules of the Plan.

COMPANY
7. The Company agrees to arrange for shares in Imagistics International Inc. to be bought for me, according to the rules of the Plan.
8. The Company agrees to provide [insert number] Matching Share(s) for every [insert number] Partnership Share(s).
9. The Company undertakes to notify me of any restriction on the number of Partnership Shares available in the (or each) Award.

TRUSTEES
10. The Trustees agree to keep my Salary deductions in Barclays Bank until they are used to buy shares in Imagistics International Inc. for me.





Signature: ________________________________             Date:   ___ / ___ /_____





Signed by IMAGISTICS INTERNATIONAL INC.                 Date:   ___ / ___ /_____


by the signatures of two directors
or a director and the Secretary





Signed by  BARCLAYS BANK TRUST COMPANY LIMITED          Date:   ___ / ___ /_____

RIGHTS AND OBLIGATIONS

1. I agree that taking part in the Plan does not affect my rights, entitlements and obligations under my contract of employment, and does not give me any rights or additional rights to compensation or damages if my employment ceases.
2. I may stop the deductions at any time, or begin them again, by writing to my employer, but I may not make up any amounts missed when deductions were stopped.
3. I agree that the deductions from my salary, or the number of shares that I receive may be scaled down if the limit on the number of shares set by the Directors for this award is exceeded.
4. I may ask the Trustees for my Partnership Shares at any time, but I may have to pay income tax and National Insurance Contributions when they are taken out of the Plan.
5. I agree to allow the Trustees to sell some or all of my shares to pay any income tax and National Insurance Contributions in respect of my shares ceasing to be subject to the Plan, unless I provide them in advance with sufficient funds to pay these amounts.
6. I agree that any deductions not used to buy shares will at the discretion of the Trustees be repaid to me after the deduction of any necessary income tax or National Insurance Contributions, or will be carried forward and added to the next deduction or Accumulation Period.
7. If there is a rights issue, I agree to allow the Trustees to sell some of the rights attached to my shares in the Plan, in order to fund the exercise of the rights attached to other shares held by me in the Plan.
8. I can at any time withdraw from this agreement by writing to my employer. Any unused deductions will be returned to me after the deduction of any necessary income tax or National Insurance Contributions.
9. I agree that withdrawal from this agreement will not affect the terms on which I agreed to buy shares already held for me under the Plan.

ACCUMULATION PERIOD
10. The Accumulation Period shall come to an end when [specify nature of event(s)], but this agreement shall continue until terminated by any party giving notice to the others.
11. I may only restart deductions once in every [insert number] months.

MATCHING SHARES
12. The ratio of Matching Shares to Partnership Shares is [insert ratio - not more than 2:1] and may be varied by the Directors. The circumstances and manner in which the ratio may be varied are [company to specify details here].
13. If the ratio varies, the Directors will notify me before the Partnership Shares are bought for me.
14. I will lose my Matching Shares if:
       o  I cease to be in Relevant Employment, or

       o I withdraw the Partnership Shares in respect of which the Matching Shares were awarded
    (either or both of these options may be specified) within [insert time not exceeding 3 years] from the date of the Award, unless the employment ceases for one of the following reasons -
       (g) injury or disability
       (h) redundancy
       (i) transfer of employment to which the Transfer of Undertaking (Protection of Employment) Regulations 1981 apply
       (j) retirement on or after reaching Retirement Age
       (k) death.
       (l) change of control or other circumstances ending the associated status of the employer company

PARTNERSHIP SHARE MONEY HELD BY TRUSTEES
15. The Trustees are under no obligation to keep the deductions in an interest-bearing account, but if they do, they will pay the interest to me.

DIVIDEND REINVESTMENT

16. [Cash dividends will be paid by the Trustees to me but I may have to pay income tax on the amount I receive.] [or cash dividends will be used to buy more shares (Dividend Shares) for me
17. Any amount over [pound]1500 in each tax year will be paid to me]. or [18. Any amount below [pound]1500 not used to buy shares shall be carried forward and added to the next cash dividend to be reinvested. ]
    HOLDING PERIOD: MATCHING SHARES AND DIVIDEND SHARES
19. I understand that my obligations during the Holding Period will end:
a) if I cease to be in Relevant Employment, and this may lead to forfeiture of the Matching Shares;
b) if the Company terminates the Plan in accordance with Clause 23 of the Deed and I have consented to the transfer of the Shares to me.
20. I understand that my obligations under the Holding Period are subject to:
a)  the right of the Trustees to sell my shares to meet PAYE obligations;
b) the Trustees accepting at my direction an offer for my shares in accordance with the Plan